UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2023

Altimar Acquisition Corp. III

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-40149 (Commission File Number)	98-1576586 (I.R.S. Employer Identification No.)

40 West 57th Street
33rd Floor
New York, New York 10019
(Address of principal executive offices) (Zip Code)

(212) 287-6767
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	ATAQ.U	New York Stock Exchange
Class A ordinary share, $0.0001 par value	ATAQ	New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	ATAQ.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 6, 2023, Altimar Acquisition Corp. III (the “Company” or “Altimar III”) held an extraordinary general meeting of Altimar III shareholders (the “Extraordinary General Meeting”) originally scheduled for March 1, 2023 and then adjourned to March 3, 2023 and then adjourned again to March 6, 2023. At the Extraordinary General Meeting, the Company’s shareholders approved amendments to the Company’s Amended and Restated Memorandum and Articles of Association, as amended (the “Articles Amendment”) to (i) extend the date by which the Company must consummate its initial business combination from March 8, 2023 to September 8, 2023 (the “Extension”), and (ii) eliminate the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation”).

On March 6, 2023, a total of 15,801,410 ordinary shares, representing approximately 81.42% of the Company’s issued and outstanding ordinary shares held of record at the close of business on February 1, 2023, the record date for the Extraordinary General Meeting, were present in person (including virtually) or by proxy, constituting a quorum. The Company’s shareholders voted on the following proposals (the “Proposals”) at the Extraordinary General Meeting, which are described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on February 6, 2023 and mailed to shareholders on February 8, 2023 (the “Proxy Statement”).

The voting results for the proposals voted on at the Extraordinary General Meeting are set forth below.

1. The Extension Amendment Proposal — to approve, as a special resolution, the amendment of the Company’s amended and restated memorandum and articles of association (as may be amended from time to time, the “Articles”) as provided by the first resolution in the form set forth in Annex A to the accompanying Proxy Statement (the “Extension Amendment”) to extend the date (the “Extension”) by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “business combination”), (2) cease its operations except for the purpose of winding up if it fails to consummate such business combination, and (3) redeem all of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering (such shares, including any shares issued in exchange thereof, the “public shares”) that was consummated on March 8, 2021 (our “IPO”), from March 8, 2023 (which is 24 months from the closing date of our IPO) to September 8, 2023 (such date, the “Extended Date”).

For	Against	Abstain
15,651,423	149,987	0

2. The Redemption Limitation Amendment Proposal — to approve, as a special resolution, the amendment of the Articles as provided by the second resolution in the form set forth in Annex A to the accompanying Proxy Statement (the “Redemption Limitation Amendment”) to eliminate from the Articles the limitation that the Company shall not redeem public shares to the extent that such redemption would cause the Company’s net tangible assets to be less than $5,000,001 (the “Redemption Limitation”). The Redemption Limitation Amendment would allow the Company to redeem public shares irrespective of whether such redemption would exceed the Redemption Limitation.

For	Against	Abstain
15,651,423	150,987	0

3. The Adjournment Proposal — as there were sufficient votes to approve the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal, the Adjournment Proposal described in the Proxy Statement was not presented to shareholders.

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 11,505,961 shares of the Company’s Class A Ordinary Shares exercised their right to redeem their shares. Following such redemptions, 4,019,039 Class A Ordinary Shares will remain outstanding.

Under Cayman Islands law, the Articles Amendment took effect upon approval of the Extension Amendment Proposal and the Redemption Limitation Amendment Proposal. Accordingly, the Company now has until September 8, 2023, to consummate its initial business combination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMAR ACQUISITION CORP. III

Date: March 6, 2023	By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer